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                                                                  Exhibit (g)(3)


                              EXCELSIOR FUNDS TRUST
                                 AMENDMENT NO. 5
                                       TO
                     AMENDED AND RESTATED CUSTODY AGREEMENT


        WHEREAS, Excelsior Funds Trust (formerly, Excelsior Institutional Trust) (the "Company") and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank) desire to amend the Amended and Restated Custody Agreement dated as of June 27, 2001, and most recently amended as of September 30, 2003 (the "Agreement"), by and between them to include the Equity Core Fund as an investment portfolio of the Company covered by the Agreement; and

        WHEREAS, the Amended and Restated Custody Agreement, as expressly amended hereby, shall continue in full force and effect.

        The parties hereto, intending to be legally bound hereby, agree that the Agreement is amended as follows:

        Exhibit A to the Agreement is hereby amended and restated as follows:

                     EXHIBIT A TO AMENDED AND RESTATED CUSTODY AGREEMENT


   Portfolios covered by the Amended and Restated Custody Agreement effective as of March 15, 2004, between JPMorgan Chase Bank and Excelsior
                                  Funds Trust:




                Equity Fund
                Mid Cap Value Fund
                Optimum Growth Fund
                Income Fund
                Total Return Bond Fund
                High Yield Fund
                International Equity Fund
                Enhanced Tax Managed International Fund
                Equity Income Fund
                Equity Core Fund

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      IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Agreement to be executed by their officers designated below as of March 15, 2004.

                                            JP MORGAN CHASE BANK


                                            Name:/s/ Mary Ellen Costello
                                                 -------------------------------

                                            Title: Vice President
                                                  ------------------------------



                                            EXCELSIOR FUNDS TRUST


                                            Name: /s/ Joe Leung
                                                 -------------------------------

                                            Title: Vice President
                                                  ------------------------------